Exhibit 99.1

MISONIX REPORTS RECORD QUARTERLY

REVENUE OF $19.7 MILLION FOR

FISCAL 2020 SECOND QUARTER

FARMINGDALE, N.Y., February 5, 2020 -- Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today reported financial results for the fiscal 2020 second quarter ended December 31, 2019 as summarized below:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product revenue	$19,721,986	$10,176,453	$30,867,908	$19,537,617
Total revenue	$19,721,986	$10,176,453	$30,867,908	$19,537,617
Gross Profit	$13,776,878	$7,128,374	$21,686,153	$13,738,995
GP Percentage - product revenue	69.9%	70.0%	70.3%	70.3%
Pretax loss	$(5,088,973)	$(840,333)	$(7,377,481)	$(3,451,317)
Income tax benefit	$-	$-	$4,085,000	$-
Net loss	$(5,088,973)	$(840,333)	$(3,292,481)	$(3,451,317)

EBITDA (1)	$(3,290,062)	$(439,786)	$(5,082,177)	$(2,684,182)
Adjusted EBITDA (1)	$(1,925,410)	$380,909	$(1,617,966)	$(195,682)

	December 31,	June 30,
	2019	2019
	(unaudited)
Long Term Debt	$38,845,761	$-
Cash and cash equivalents	$14,403,843	$7,842,403

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

On September 27, 2019, Misonix acquired privately held Solsys Medical, LLC (“Solsys”). The actual results presented for the three months ended December 31, 2019 reflect the Company’s legacy Misonix operations as well as revenue and expenses from the acquired Solsys operations. The comparable three-month period ended December 31, 2018 reflects Misonix’s operations. The actual results presented herein for the six months ended December 31, 2019 reflect the Company’s legacy Misonix operations as well as three months and two days of revenue and three months and four days of expenses from the acquired Solsys operations. The comparable six-month period ended December 31, 2018 reflects Misonix’s operations. In addition, beginning with the fiscal first quarter of 2020, Misonix adopted certain changes in its quarterly financial results related to the presentation of its sales performance supplemental data to more accurately reflect the Company’s two separate sales channels - its surgical and wound product divisions. Going forward, the Company will present total, domestic and international sales performance supplemental data for its surgical and wound divisions. As a result, the Company will no longer present total, domestic and international sales performance supplemental data based on its consumables and equipment products.

Second Quarter Fiscal Year 2020 Highlights:

●	In September 2019, Misonix completed the acquisition of privately held Solsys Medical, LLC, in an all-stock transaction valued at approximately $109 million, consisting of the issuance by Misonix of approximately 5.7 million common shares to former Solsys unitholders.

●	Fiscal second quarter 2020 revenue increased 93.8% to $19.7 million, compared to $10.2 million in fiscal second quarter 2019. On a pro forma basis, assuming Misonix had acquired Solsys for the full second quarter of fiscal 2019, total revenue for fiscal second quarter 2020 increased 17.3%, including pro forma:
o	Domestic surgical revenue growth of 20%.
o	Domestic wound revenue growth of 20%.
o	International revenue growth of 9%.

●	In fiscal second quarter 2020, Misonix continued its limited market release of the Nexus platform, with positive preliminary results. The Company is accelerating and broadening its market launch of Nexus in the second half of fiscal 2020.

●	Gross profit percentage on sales for the fiscal second quarter was 69.9%, compared with 70.0% in the prior fiscal year comparable quarter.

●	Operating expenses increased $10.1 million during the fiscal second quarter of 2020 as compared with the fiscal second quarter of 2019, including:
o	$8.3 million attributable to the addition of Solsys.
o	$960,000 related to a non-cash charge to reserve for a contract asset.

●	Net loss for the fiscal second quarter of 2020 was $5.1 million, or a loss of $0.33 per diluted share, compared to a net loss of $0.8 million, or a loss of $0.09 per share, in the prior year comparable period. The year-over-year decline was principally attributable to the acquisition of Solsys and the contract asset reserve.

●	In December 2019, Misonix entered into an agreement providing the Company with the exclusive US commercialization rights for CryoLife’s NeoPatch product to treat a broad range of indications outside of cardiac and vascular surgery.

●	Subsequent to the closing of the fiscal second quarter 2020, Misonix completed an underwritten public offering yielding net proceeds to the Company of $32.5 million, through the issuance of 1,868,750 shares of common stock at $18.50 per share.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “The second quarter of fiscal 2020 marked yet another period of significant change and positive operating momentum across Misonix. Our first full quarter of operations including Solsys combined with organic revenue growth and our focus on leveraging our expanded sales resources, resulted in a 94% increase in product revenue to a record $19.7 million. In addition, the fiscal second quarter offered further evidence of the success of Nexus, our revolutionary ultrasonic surgical platform, as we continued to expand the installed base for this new platform. Together, these initiatives helped us post another quarter of strong financial growth across both our wound and surgical business divisions.

“We are pleased with the progress we are making in integrating Solsys into the Misonix platform and creating what we refer to as One Misonix. With a significant sales force and the successful creation of two separate sales teams to more effectively and efficiently support each of our two divisions, surgical and wound, we believe that we are better positioned to grow and evolve our business and leverage the significant opportunities we see ahead. In addition, the publication of two new large real-world studies in late 2019 further proved the clinical effectiveness of TheraSkin for the treatment of complex wounds. TheraSkin provides us with a large direct advanced wound care channel-to-market that we believe will enable us to grow revenue in our wound division and help us establish Misonix’s ultrasonic technology as the standard of care in the growing chronic wound care market.

“In addition, we are excited about the opportunity in front of us related to our new Nexus product. While we have been in a soft rollout and only just recently received FDA approval and the CE mark, we have now started the process of expanding and accelerating the rate at which we bring Nexus to market. Nexus enables us to engage in multiple clinical opportunities.

“I would also like to highlight our recent agreement with CryoLife for its NeoPatch product. NeoPatch is highly complementary to SonicOne and TheraSkin, allowing us to further leverage the strength and potential of our expanding wound offering to grow our share of the wound biologics market. This agreement also reflects the value of our growing distribution base we have built over the past few quarters. We are excited for our launch of NeoPatch later this Spring and remain on track to commence a full commercial phase midway through 2020.

“As we look ahead, our focus remains on establishing a foundation that will allow Misonix to achieve sustainable and profitable growth by leveraging our ability to bring to market a growing portfolio of world-class solutions that improve patient outcomes and offer a compelling value proposition to healthcare practitioners. As we enter the second half of fiscal 2020, we remain focused on our efforts to further integrate Solsys and increase both the capacity and utilization of our sales resources across our two divisions, while leveraging our distribution agreements, and, in accelerating the velocity at which we bring Nexus to market across both new and existing customers as we expand our market share across multiple specialties.”

Sales Performance Supplemental Data (unaudited)

	For the three months ended
	December 31,		Net change
	2019	2018	$	%
Total
Surgical	$9,988,559	$8,628,587	$1,359,972	15.8%
Wound	9,733,427	1,547,866	8,185,561	528.8%
Total	$19,721,986	$10,176,453	$9,545,533	93.8%

Domestic:
Surgical	$5,652,381	$4,706,926	$945,455	20.1%
Wound	9,606,332	1,371,628	8,234,704	600.4%
Total	$15,258,713	$6,078,554	$9,180,159	151.0%

International:
Surgical	$4,336,178	$3,921,661	$414,517	10.6%
Wound	127,095	176,238	(49,143)	-27.9%
Total	$4,463,273	$4,097,899	$365,374	8.9%

Joe Dwyer, Chief Financial Officer, added, “We are pleased with our results for the fiscal 2020 second quarter and with the important accomplishments achieved thus far in fiscal 2020, including the recently completed capital raise. We believe that the positive and constructive reception that we have received from both new and existing shareholders reflects an appreciation of our ability to create additional value for our shareholders over the long-term. In addition to the capital raise, in December we further strengthened our balance sheet with $5 million of increased term debt financing, and expanded our revolving credit facility from $5 million to $20 million. With these adjustments in place, we believe that we are well capitalized to fund our operations to profitability.

“Total operating expenses in the fiscal second quarter of 2020 totaled $18.1 million, an increase of $10.1 million, compared to $8.0 million in the prior year period, reflecting an $8.3 million increase from the acquisition of Solsys and a $960,000 non-cash charge to reserve for a contract asset, which was charged to general and administrative expenses.

“As we move into the second half of fiscal 2020, we continue to seek additional synergies from the integration of Solsys and in our ability to more effectively utilize our sales resources, including across our wound business as well as in the accelerated roll-out of Nexus. On the back of these results and our outlook for the balance of fiscal 2020, we reiterate our guidance of pro forma revenue growth in excess of 20% for fiscal 2020 while maintaining gross margins of approximately 70%.”

Fiscal Second Quarter 2020 Conference Call

Misonix will host a conference call and webcast today, Wednesday, February 5, 2020, at 4:30 p.m. ET to discuss its financial results and operations and host a question and answer session. The dial in number for the audio conference call is 888-254-3590 (domestic) or 323-994-2093 (international), conference ID 1448702. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets minimally invasive ultrasonic medical devices used for precise bone sculpting, removal of soft and hard tumors and tissue debridement, primarily in the areas of neurosurgery, orthopedic surgery, plastic surgery, wound care and maxillo-facial surgery. The Company combined its SonicOne wound debridement application with the recently acquired TheraSkin product, a leading cellular skin substitute indicated for all wound treatments. The Company’s sales force operates as two divisions, Surgical (Neuro and Spine Applications) and Wound. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve patient outcomes.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, access to capital, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc. 631-694-9555	212-835-8500 or mson@jcir.com

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Product	$19,721,986	$10,176,453	$30,867,908	$19,537,617
Total revenue	19,721,986	10,176,453	30,867,908	19,537,617

Cost of revenue	5,945,108	3,048,079	9,181,755	5,798,622
Gross profit	13,776,878	7,128,374	21,686,153	13,738,995

Operating expenses:
Selling expenses	11,800,565	4,800,643	17,001,147	9,535,648
General and administrative expenses	5,149,715	2,347,184	9,357,522	5,530,568
Research and development expenses	1,087,449	839,219	1,858,860	2,143,984
Total operating expenses	18,037,729	7,987,046	28,217,529	17,210,200
Loss from operations	(4,260,851)	(858,672)	(6,531,376)	(3,471,205)

Other income (expense):
Interest income	5,293	17,242	24,170	37,056
Interest expense	(833,035)	-	(869,132)	-
Other	(380)	1,097	(1,143)	(17,168)
Total other income (expense)	(828,122)	18,339	(846,105)	19,888

Loss from operations before income taxes	(5,088,973)	(840,333)	(7,377,481)	(3,451,317)

Income tax (expense) / benefit	-	-	4,085,000	-

Net loss	$(5,088,973)	$(840,333)	$(3,292,481)	$(3,451,317)

Net income loss per share:
Basic	$(0.33)	$(0.09)	$(0.26)	$(0.37)
Diluted	$(0.33)	$(0.09)	$(0.26)	$(0.37)

Weighted average shares - Basic	15,222,870	9,322,237	12,439,860	9,210,031
Weighted average shares - Diluted	15,222,870	9,322,237	12,439,860	9,210,031

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2019	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,403,843	$7,842,403
Accounts receivable, less allowance for doubtful accounts of $100,000 and $100,000, respectively	12,938,009	5,360,454
Inventories, net	11,185,903	7,353,562
Prepaid expenses and other current assets	1,655,724	835,044
Total current assets	40,183,479	21,391,463

Property, plant and equipment, net of accumulated amortization and depreciation of $11,423,223 and $10,545,810, respectively	6,047,483	4,198,721
Patents, net of accumulated amortization of $1,267,978 and $1,204,589, respectively	787,605	779,100
Goodwill	110,534,259	1,701,094
Contract assets	-	960,000
Intangible assets	20,013,333	-
Lease right of use and other assets	1,621,743	920,921
Total assets	$179,187,902	$29,951,299

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,856,835	$5,357,736
Accrued expenses and other current liabilities	5,165,208	2,488,514
Current portion of lease liabilities	418,163	-
Total current liabilities	11,440,206	7,846,250

Non-current liabilities:
Notes payable	38,845,761	-
Lease right of use liabilities	810,842	-
Other non-current liabilities	472,388	401,000
Total liabilities	51,569,197	8,247,250

Commitments and contingencies

Shareholders’ equity:
Common stock, $.0001 and $.01 par value-shares authorized 40,000,000; 15,491,560 and 9,646,728 shares issued and outstanding in each period	1,549	96,468
Additional paid-in capital	152,802,535	43,500,478
Accumulated deficit	(25,185,379)	(21,892,897)
Total shareholders’ equity	127,618,705	21,704,049

Total liabilities and shareholders’ equity	$179,187,902	$29,951,299

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense, merger and acquisition fees, contract asset reserves and engineering costs associated with its development of Nexus, its next generation platform.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

EBITDA:
Net loss	$(5,088,973)	$(840,333)	$(3,292,481)	$(3,451,317)
Income tax benefit	-	-	(4,085,000)	-
Depreciation and amortization	965,876	400,547	1,426,172	767,135
Interest expense	833,035	-	869,132	-
EBITDA	(3,290,062)	(439,786)	(5,082,177)	(2,684,182)

Non-cash stock compensation	404,652	500,088	749,736	1,504,586
M&A transaction fees	-	-	1,754,475	-
Reserve for contract asset	960,000		960,000	-
Nexus next generation engineering	-	320,607	-	983,914
Adjusted EBITDA	$(1,925,410)	$380,909	$(1,617,966)	$(195,682)